UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2015

MEDIFIRST SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada		27-3888260
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

4400 Route 9 South, Suite 1000, Freehold, NJ 07728

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (732)-786-8044

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-       Registrant’s Business and Operations

Item 1.02        Termination of a Material Definitive Agreement

The Company has acquired Medical Lasers Manufacturer Inc., a Nevada corporation (“Medical Lasers”), as a wholly-owned subsidiary pursuant to the terms of an Agreement and Plan of Reorganization dated August 19, 2015. The Company acquired all of the issued and outstanding common stock of Medical Lasers from Bruce Schoengood, in exchange for 20,000 shares of the Company’s common stock. The business of the subsidiary will be to engage in the business of non-invasive restorative skin care treatments. A copy of the Agreement and Plan of Reorganization is included as an exhibit to this report.

The formation of Medical Lasers was the result of the Company’s termination and rescission of the Agreement and Plan of Reorganization dated June 24, 2014 (“Agreement”) pursuant to which the Company proposed to acquire all of the outstanding common stock of Medical Lasers Manufacturer, Inc., a Florida corporation (“MLM”), which Agreement was disclosed in the Company’s report on Form 8-K filed June 26, 2014.

The Agreement was terminated and rescinded because MLM was unable to provide the necessary financial statements to allow the Company to file proforma financial statements in an amended report on Form 8-K within 71 days of the original report. In addition, MLM was unable to provide 2014 audited financial statements to enable the Company to file consolidated financial statements.

Section 9-       Financial Statements and Exhibits

Item 9.01        Exhibits

Exhibit No.	Description
10.1	Agreement and Plan of Reorganization dated August 19, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.
Dated: August 21, 2015	By: /s/ Bruce J. Schoengood
President and Chief Executive Officer

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